Exhibit 99.1

July 9, 2020

VIA EMAIL

General Cannabis Corp. 6565 E. Evans Ave Denver, CO 80224

Attention: Board of Directors

Re:	Resignation from the Board of Directors
of General Cannabis Corp. (the "Company")

Dear Board of Directors:

As you know, I have expressed to the Board and management several concerns and disagreements with regard to various matters involving the Company. My concerns have not been adequately addressed to date. Accordingly, I am resigning from my position as a director of the Company, effective immediately.

Sincerely,
/s/ Michael Feinsod
Michael Feinsod